Exhibit 4.2

KEMPER CORPORATION

and

U.S. Bank Trust Company, National Association

as Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of February 23, 2022

to the Indenture dated as of September 29, 2020

3.800% Senior Notes due 2032

TABLE OF CONTENTS

		Page
ARTICLE 1
APPLICATION OF SUPPLEMENTAL INDENTURE

Section 1.1.	Application of Second Supplemental Indenture	1

ARTICLE 2
DEFINITIONS

Section 2.1.	Terms Defined in the Indenture	2
Section 2.2.	Additional Definitions	2

ARTICLE 3
FORM AND TERMS OF THE NOTES

Section 3.1.	Form; Denominations; Depositary	3
Section 3.2.	Execution and Authentication of Initial Notes	4
Section 3.3.	Paying Agent	4
Section 3.4.	Terms of the Notes	4
Section 3.5.	Redemption at the Option of the Company	5
Section 3.6.	Events of Default	7
Section 3.7.	Defeasance and Covenant Defeasance	7

ARTICLE 4
MISCELLANEOUS

Section 4.1.	Trust Indenture Act Controls	7
Section 4.2.	Governing Law	7
Section 4.3.	Counterparts	7
Section 4.4.	Severability	8
Section 4.5.	Ratification	8
Section 4.6.	Effectiveness	8
Section 4.7.	Trustee Makes No Representation	8

EXHIBIT A – Form of Note

i

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “SECOND Supplemental Indenture”), dated as of February 23, 2022, between Kemper Corporation, a Delaware corporation, and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of September 29, 2020 (the “Base Indenture,” as supplemented by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 14.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture;

WHEREAS, the Company desires to execute this Second Supplemental Indenture to establish the form and terms of, and provide for the issuance, of a series of its debt securities (which shall be a series of Securities as referred to in Section 3.01 of the Base Indenture) designated as its 3.800% Senior Notes due 2032 (the “Notes”), in an initial aggregate principal amount of $400,000,000;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid supplement to the Base Indenture; and

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Base Indenture, the valid obligations of the Company.

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE

Section 1.1. Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to Securities of any other series issued under the Base Indenture (as amended or supplemented from time to time) and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

ARTICLE 2

DEFINITIONS

Section 2.1. Terms Defined in the Indenture. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

Section 2.2. Additional Definitions. For the benefit of the Holders of the Notes, Section 1.01 of the Base Indenture shall be amended by adding the following new definitions:

“Additional Notes” has the meaning specified in Section 3.4 hereto.

“Base Indenture” has the meaning specified in the recitals hereto.

“Notes” has the meaning specified in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Note” has the meaning specified in Section 3.1(c).

“Initial Notes” has the meaning set forth in Section 3.4.

“interest,” when used with respect to the Notes, includes interest accruing on the Notes, payments, other unpaid amounts and compounded interest, as applicable.

“Interest Payment Date” means each February 23 and August 23, beginning August 23, 2022.

“Par Call Date” has the meaning specified in Section 3.5(a).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on

H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.1. Form; Denominations; Depositary.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes and any beneficial interest in the Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be issuable only in registered form without coupons.

(b) The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c) The Notes shall be issued initially in the form of fully registered Global Securities (the “Global Notes”). The Depository Trust Company, New York, New York, is hereby designated as the Depositary with respect to the Notes until one or more successor Depositaries for the Notes shall have become such pursuant to the applicable provisions of the Indenture.

Section 3.2. Execution and Authentication of Initial Notes. The Company shall execute and the Trustee shall, in accordance with this Section 3.2 and Section 3.03(g) of the Base Indenture, authenticate and deliver a Global Note representing the Initial Notes (as defined below) that shall be registered in the name of Cede & Co., as nominee of the Depositary, and shall be deposited with the Trustee, as Security Custodian with respect thereto.

Section 3.3. Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and designates the Corporate Trust Office of the Trustee, which office at the date hereof is located at 60 Livingston Ave., Saint Paul, MN 55107, as the Place of Payment where the Notes may be presented for payment.

Section 3.4. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Designation. The Notes shall constitute a series of Securities designated as and having the title “3.800% Senior Notes due 2032.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $400,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06 or 14.05 of the Base Indenture). The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity date and other terms as the Initial Notes (other than the public offering price and date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), provided, however, that no Additional Notes may be issued unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes or issued with a different CUSIP number. Any Additional Notes together with the Initial Notes shall constitute a single series of Securities for all purposes under the Indenture, including waivers, amendments and redemptions, and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of Additional Notes that may be authenticated and delivered under and pursuant to the Indenture is unlimited.

(c) Maturity Date. The entire outstanding principal amount of the Notes shall be due and payable on February 23, 2032.

(d) Interest. The rate at which the Notes shall bear interest shall be 3.800% per annum; interest shall accrue on the Notes from and including February 23, 2022, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date or Maturity, as the case may be; interest on the Notes will be payable semi-annually in arrears on February 23 and August 23 of each year, beginning August 23, 2022; the interest so payable with respect to a Note on any Interest Payment Date will be paid to the Persons in whose names the Note (or predecessor Note) is registered (which shall initially be the Depositary or its nominee) at the close of business on the Record Date for such interest, which shall be February 9 or August 9 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest paid at Maturity will be payable to the Person to whom the principal will be payable. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest not paid on any Interest Payment Date will accrue and compound semi-annually at 3.800% per annum, until paid.

(e) Sinking Fund. The Notes shall not be subject to any sinking fund (pursuant to Article V of the Base Indenture or otherwise).

(f) Payments. Payment of the principal of (and premium, if any) and the interest on the Notes shall be made at the office of the Paying Agent, which office at the date hereof is located at 60 Livingston Ave., Saint Paul, MN 55107, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that, at the option of the Company, payment of the interest on any Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder; and provided further that, in the case of any Notes represented by a Global Note, all payments of principal of (and premium, if any) and interest thereon shall be made in accordance with the applicable procedures of the Depositary for such Global Note.

Section 3.5. Redemption at the Option of the Company. The provisions of Article IV of the Base Indenture, as supplemented by the provisions of this Second Supplemental Indenture, shall apply to the Notes.

(a) Prior to November 23, 2031 (three months prior to their maturity date (the “Par Call Date”)), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(A) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(B) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d) A notice of redemption under Section 4.03 of the Base Indenture may be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, more than 60 days prior to the Redemption Date (but not less than 10 days prior to the Redemption Date) to the Holders of the Notes to be redeemed in whole or in part if the notice of redemption is issued by the Company in connection with the satisfaction and discharge of the Indenture with respect to the Notes in accordance with Section 12.02 of the Base Indenture. Notice of any redemption may be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures).

(e) A notice of redemption and the redemption to which it relates may, at the Company’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

(f) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(g) Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

(h) The principal amount of the Notes remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(i) Section 3.06(g) of the Base Indenture shall be replaced by the below provision: The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.02 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.6. Events of Default. (a) With respect to the Notes, the Events of Default set forth in clause (c) of Section 7.01 of the Base Indenture shall not apply to the Notes.

(b) The Events of Default set forth in clauses (a), (b), (d), (e) and (f) of Section 7.01 of the Base Indenture shall apply to the Notes.

(c) The following event will also constitute an Event of Default with respect to the Notes:

(i) There occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $75,000,000 or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period.

Section 3.7. Defeasance and Covenant Defeasance. Article XII of the Base Indenture shall apply to the Notes. Provision is hereby made for defeasance of the Notes upon the terms and conditions contained in Article XII of the Base Indenture.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Trust Indenture Act Controls. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Second Supplemental Indenture which is required to be included in this Second Supplemental Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 4.2. Governing Law. This Second Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

Section 4.3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture and signature pages for all purposes. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Second Supplemental Indenture are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

Section 4.4. Severability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5. Ratification. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 4.6. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.7. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Second Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Second Supplemental Indenture to be duly executed as of the date first above written.

KEMPER CORPORATION

By:	/s/ James J. McKinney
	Name:	James J. McKinney
	Title:	Executive Vice President and
Chief Financial Officer

IN WITNESS WHEREOF, the Trustee has caused this Second Supplemental Indenture to be duly executed as of the date first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

EXHIBIT A

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[1]	This legend to be included if the Note is a Global Note.
[2]	To be included if the Note is a Global Note for which the Depositary is The Depository Trust Company, unless such Depositary requires a different legend or otherwise does not require this legend.

KEMPER CORPORATION

3.800% Senior Notes due 2032

No.	Principal Amount

CUSIP No.	$

Kemper Corporation, a Delaware corporation (hereinafter called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                 United States Dollars, subject to increase or decrease as set forth in the attached Schedule, on February 23, 2032 and to pay interest thereon from February 23, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 23 and August 23 in each year (each an “Interest Payment Date”), beginning August 23, 2022 at the rate of 3.800% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the February 9 or August 9 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest paid at Maturity shall be paid to the Person to whom the principal will be payable.

Any interest on this Note that is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Record Date by virtue of his, her or its having been such Holder, and may be paid by the Company, at its election (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 calendar days prior to such Special Record Date, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the office of the Paying Agent, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that, at the option of the Company, payment of the interest on this Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder[; and provided further that all payments of principal of (and premium, if any) and interest on this Note shall be made in accordance with the applicable procedures of the Depositary for this Note]3.

[3]	To be included if the Note is a Global Note.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “3.800% Senior Notes due 2032,” initially limited to an aggregate principal amount of $400,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of September 29, 2020, between the Company and U.S. Bank Trust Company, National Association, as trustee (hereinafter referred to as the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of February 23, 2022 (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Company may from time to time following the issuance of the Initial Notes, without consent of the Holders of Notes, issue Additional Notes under and pursuant to the Indenture, and the aggregate principal amount of Additional Notes that may be authenticated and delivered under and pursuant to the Indenture is unlimited; provided, however, that no Additional Notes may be issued unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes or issued with a different CUSIP number.

This Note is an unsecured obligation of the Company.

The Company may redeem the Notes in the manner and under the circumstances set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture from time to time and at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and every subsequent Holder of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in place hereof, even if notation of such consent or waiver is not made upon any such Note.

Nothing in the Indenture or this Note shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note to the Holder of this Note at the respective due dates herein stated, or affect or impair the right, which is also absolute and unconditional, of such Holder to institute suit to enforce the payment thereof.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Register, upon surrender of this Note for registration of transfer at the Registrar, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by, the Holder hereof or by such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes for like aggregate principal amount of any authorized denomination or denominations shall be executed, authenticated and delivered in the name of the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes in different authorized denominations, as requested by the Holders surrendering the same.

No service charge will be made for any registration of transfer or exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases expressly provided in the Indenture.

Prior to the due presentation of this Note for registration of transfer or exchange, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall deem and treat the Person in whose name this Note is registered as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled, and shall not entitle the Holder hereof, to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KEMPER CORPORATION

By:
Name: James J. McKinney
Title: Executive Vice President and
Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of Assignee)

the within Note of KEMPER CORPORATION and does hereby irrevocably constitute and appoint                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Kemper Corporation

3.800% Senior Notes due 2032

No:

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

A-8